SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 3, 2006

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                                PATHOGENICS, INC.
             (Exact name of registrant as specified in its charter)




 Delaware                          333-123431                 43-2078278
(State or other jurisdiction of   (Commission file number)   (I.R.S. employer
incorporation or organization)                              identification no.)




          99 Derby Street
            Suite 200
            Hingham, MA                                         02043
(Address of principal executive offices)                      (Zip code)

       Registrant's telephone number, including area code: (781) 556-1090

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Item 1.02.     Termination of a Material Definitive Agreement

     On May 3, 2006, the board of directors of Pathogenics, Inc. (the "Company") passed by majority vote a resolution terminating a Securities Purchase Agreement (the "Agreement") entered into on February 18, 2005 between the Company and five
(5) entities, Manillo Investors Limited, Bayside Associates Limited, Castlegate Group Limited, Kensington Group Limited and Trufello Associates Limited (each individually a "Purchaser" and collectively the "Purchasers"). The Company terminated the Agreement for the Purchasers' material breach thereof due to the following material defaults: (1) the Purchasers' failure to pay the Company a Fourth Tranche of one-hundred and twenty-thousand dollars ($120,000) on November 17th, 2005 - the thirtieth (30th) business day after the actual effective date of the Company's registration statement on October 6, 2005; (2) the Purchasers' failure to comply with the November 18th, 2005 request of the Company's NASD market maker, to execute an escrow agreement and place sixty-five percent (65%) of their free trading shares into an escrow account with the market maker's clearing firm for a period of twelve months, thereby preventing the Company from effecting a listing on the OTC Bulletin Board; (3) the Purchasers' subsequent refusal to cure their failure to pay the Fourth Tranche despite the Company's numerous requests; and, (4) the Purchasers' notification to the Escrow Agent on February 10, 2006 that they would not purchase the Fourth Tranche securities allegedly because the representations and warranties of the Company contained in the Agreement were not true and correct as of that date, and therefore the Purchasers instructed the Escrow Agent to return the Fourth Tranche funds previously deposited with him. On February 16, 2006, the Company subsequently cancelled the Fourth Tranche securities previously issued to the Purchasers for lack of payment.

     The Company believes that the Purchasers' allegation is without merit that the representations and warranties of the Company contained in the Agreement were not true and correct as of February 10, 2006, and that the Purchasers were obligated to purchase the Fourth Tranche securities under the Agreement. The Company believes it may have a breach of contract claim against the Purchasers, which it may eventually litigate.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pathogenics, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 8, 2006          PATHOGENICS, INC.


                           By: /s/ Frederic P. Zotos
                           -------------------------------
                           Frederic P. Zotos
                           President and Chief Executive Officer

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